[LOGO]NEWS RELEASE



GLOBAL MARINE INC. 777 N. ELDRIDGE PKWY., HOUSTON, TX 77079-4493
(281) 596-5100 FAX (281) 596-5163


                                          CONTACT: Michael R. Dawson
                                                        281/596-5809

            GLOBAL MARINE REPORTS FIRST QUARTER 2001 RESULTS
         -- Earnings up 223 percent from prior year's level --




HOUSTON, April 17, 2001 -- Global Marine Inc. (NYSE:GLM) today reported net income for the quarter ended March 31, 2001, of $40.7 million, or $0.23 per diluted share, on revenues of $275 million. This compares to net income of $12.6 million, or $0.07 per diluted share, on revenues of $204 million for the quarter ended March 31, 2000.

Global Marine Chairman, President and Chief Executive Officer Bob Rose said, "Our contract drilling business performed extremely well during the first quarter as our core markets in the U.S. Gulf of Mexico, West Africa and the North Sea continued to improve." For the first quarter of 2001, operating income from the company's contract drilling segment increased 154 percent on revenues that were 67 percent higher, as compared to the same period a year ago.

The strengthening of the harsh-environment semisubmersible market provided Global Marine the opportunity to reactivate its two remaining idle semisubmersible rigs during the first quarter. The company's fleet utilization averaged 89 percent in the first quarter of 2001 compared to 76 percent in 2000's first quarter. In addition, the company's last idle jackup rig was reactivated this month, bringing its fleet utilization to 100 percent for the first time since July 1998.

Dayrates continued their upward trend during the first quarter of 2001. The average dayrate for Global Marine's premium jackup rigs in the Gulf of Mexico increased 7.3 percent to $51,200 from $47,700 in fourth quarter 2000. "Our international markets also strengthened during the first quarter," said Rose. "The U.K. North Sea market improved significantly as the traditional drilling season began in late March, and the West Africa market tightened as more drilling programs began receiving governmental approval."

Continuing, Rose said, "We have been anticipating a significant upturn in the West Africa offshore rig market for some time, and it is finally occurring. Recent letters of intent for our jackup rigs in West Africa reflect price increases averaging more than 20 percent."

Global Marine's two new ultra-deepwater drillships, the Glomar C.R. Luigs and the Glomar Jack Ryan, performed exceptionally well during the first quarter. The Glomar Jack Ryan is currently working offshore Trinidad for ExxonMobil, and the Glomar C.R. Luigs is drilling offshore Brazil for BP. Non-revenue downtime on the two new rigs was about one percent in the first quarter of 2001, and less than two percent on the entire ultra-deepwater fleet.

Operating income from Global Marine's drilling management services segment was only slightly positive in the first quarter. "We experienced a typical first quarter lull in turnkey drilling in the Gulf of Mexico, where we employed an average of only eight rigs during the period," said Rose. "With that level of activity, we were unable to overcome the effects of a previously announced $4.4 million loss we incurred in January of this year on a well which encountered mechanical difficulties."

"However," added Rose, "as the second quarter begins, turnkey drilling activity is increasing." ADTI, Global Marine's domestic drilling management services subsidiary, has been experiencing increased bidding activity and now has 14 rigs under contract. "We expect drilling management services revenue in the second quarter to be up significantly over the first quarter level," Rose said.

At March 31, 2001, Global Marine's net debt (long-term debt, less cash) stood at $703 million compared to $894 million a year ago. "Reduced capital spending requirements following the completion of our deepwater expansion program, combined with improved rig utilization and higher dayrates, put us in an extremely strong financial position today," concluded Rose.

Houston-based Global Marine is one of the largest offshore drilling contractors with an active fleet of 33 mobile rigs worldwide. In addition, the company is the world's largest provider of offshore drilling management services.


     	#                        #                        #

Global Marine's analyst conference call to discuss the first quarter 2001 earnings can be heard live on the company's website (www.glm.com). The call will begin at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) on Tuesday, April 17, 2001. To listen to the call, it is recommended that you login on our website approximately 8 to 10 minutes prior to the start of the conference call.

     	#                        #                        #


                     	Forward-Looking Statements


Under the Private Securities Litigation Reform Act of 1995, companies are provided a "safe harbor" for discussing their expectations regarding future performance. We believe it is in the best interests of our stockholders and the investment community to use these provisions and provide such forward-looking information. We do so in this new release and in other communications. Our forward-looking statements include things such as our observation that a significant upturn in the West Africa offshore rig market is finally occurring; our assertion that turnkey drilling activity is increasing, our expectation that drilling management services revenue in the second quarter will be up significantly over the first quarter level; and other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this news release and are based on available industry, financial and economic data and our operating plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to, (a) changes in demand for our services resulting from changes in our customers' budgets for their oil and gas drilling programs worldwide or in certain regions, which could be brought on by changes in oil and gas prices or in operating costs due to general economic trends affecting the need for oil and gas or the prices for services and supplies, or by changes affecting the risks of operating in international markets, such as changes in political, economic, trade or regulatory climates; (b) renewed consolidation or other changes among the companies that constitute our customer base; (c) the operational risks and uncertainties inherent in offshore oil and gas drilling, particularly on a turnkey basis; (d) fundamental changes in drilling markets, such as a major shift away from turnkey drilling; and (e) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

               GLOBAL MARINE INC. AND SUBSIDIARIES
           Condensed Consolidated Statement of Income
             (In millions, except per share amounts)

                                               Three Months Ended
                                                    March 31,
                                               -------------------
                                                2001         2000
                                               -------      ------
Revenues:
  Contract drilling                            $184.9       $110.4
  Drilling management                            83.6         90.0
  Oil and gas                                     6.3          3.7
                                               -------      -------
    Total revenues                              274.8        204.1

Expenses:
  Contract drilling                              88.2         63.6
  Drilling management                            83.0         82.6
  Oil and gas                                     0.7          0.3
  Depreciation, depletion and amortization       32.7         23.4
  Restructure costs                                -           5.2
  General and administrative                      5.6          6.2
                                               -------      --------
    Total operating expenses                    210.2        181.3
                                               -------      --------
    Operating Income                             64.6         22.8

Other income (expense):
  Interest expense                              (14.1)       (16.8)
  Interest capitalized                             -          10.9
  Interest income                                 2.9          0.8
                                               -------      --------
  Total other income (expense)                  (11.2)        (5.1)
                                               -------      --------
  Income before income taxes                     53.4         17.7

Provision for income taxes:
  Current tax provision                           2.7          1.4
  Deferred tax provision                         10.0          3.7
                                               -------       --------
  Total provision for income taxes               12.7          5.1
                                               -------       --------
Net income                                     $ 40.7       $ 12.6
                                               =======       ========

Earnings per share:
  Basic                                        $  0.23      $  0.07
  Diluted                                      $  0.23      $  0.07

Average common shares:
  Basic                                         176.2        174.7
  Diluted                                       180.3        178.1


                        GLOBAL MARINE INC. AND SUBSIDIARIES
                        Condensed Consolidated Balance Sheet
                                     (In millions)
                                            March 31,        December 31,
                                              2001              2000
                                           -----------       ------------
Current assets:
  Cash and cash equivalents                $    201.3         $   144.3
  Accounts receivable, net of allowances        152.9             189.7
  Costs incurred on turnkey drilling
    contracts in progress                        21.2              11.2
  Prepaid expenses                                7.2               8.2
  Future income tax benefits                     50.0              50.0
  Other current assets                            1.2               1.4
                                           -----------       -------------
    Total current assets                        433.8             404.8

  Net properties                              1,917.6           1,940.1
  Future income tax benefits                     12.7              20.1
  Other assets                                   33.8              31.8
                                           -----------       --------------
    Total assets                           $  2,397.9         $ 2,396.8
                                           ===========       ==============

  Current liabilities:
    Accounts payable                       $     78.7         $   116.7
    Accrued liabilities                          55.4              66.6
                                           -----------        -------------
      Total current liabilities                 134.1             183.3

  Long-term debt                                904.0             901.3
  Capital lease obligation                       17.6              17.3
  Other long-term liabilities                    22.9              24.0

  Shareholders' equity:
    Common stock and additional paid-in
      capital                                   375.6             367.7
    Retained earnings                           945.7             905.0
    Accumulated other comprehensive loss         (2.0)             (1.8)
                                            -----------       ------------
                                              1,319.3           1,270.9
                                            -----------       ------------

    Total liabilities and shareholders'
      equity                                $ 2,397.9         $ 2,396.8
                                            -----------       ------------

                    GLOBAL MARINE INC. AND SUBSIDIARIES
               Condensed Consolidated Statement of Cash Flows
                             (In millions)
                                                  Three Months Ended
                                                       March 31,
                                                  -------------------
                                                    2001        2000
                                                  --------    --------
Cash flows from operating activities:
  Net income                                       $40.7        $12.6
  Adjustments to reconcile net income to net
   cash flow provided by operating activities:
    Depreciation, depletion, and amortization       32.7         23.4
    Deferred income taxes                           10.0          3.7
    Decrease (increase) in accounts receivable      40.8         (9.1)
    (Increase) decrease in costs incurred on
      turnkey drilling contracts in progress       (10.0)         5.2
    Decrease in prepaid expenses and other
      current assets                                 1.2          3.5
    Decrease in accounts payable                   (38.0)       (19.2)
    (Decrease) increase in accrued liabilities     (11.2)         3.0
    Other, net                                      (5.6)        (0.1)
                                                  --------     --------
      Net cash flow provided by
      operating activities                          60.6         23.0

Cash flows from investing activities:
  Capital expenditures                              (9.9)       (59.7)
  Proceeds from sales of properties and equipment    0.8          0.6
  Proceeds from maturities of held-to-maturity
  securities                                          -           0.3
                                                   --------    --------
    Net cash flow used in investing activities      (9.1)       (58.8)

Cash flows from financing activities:
  Increases in long-term debt                         -         237.3
  Reductions of long-term debt                        -        (256.9)
  Proceeds from exercises of employee
  stock options                                      5.5          3.9
                                                   --------    --------
    Net cash flow provided by (used in)
    financing activities                             5.5        (15.7)
                                                   --------    --------

Increase (decrease) in cash and cash equivalents    57.0        (51.5)
Cash and cash equivalents at beginning of period   144.3         83.3
                                                  ---------    --------

Cash and cash equivalents at end of period        $201.3        $31.8
                                                  ---------    --------

                 GLOBAL MARINE INC. AND SUBSIDIARIES
              Results of Operations by Business Segment
          (Dollars in millions, except for average dayrate)
                                                    Three Months Ended
                                                         March 31,
                                                    -------------------
                                                      2001       2000
                                                    --------   --------
Revenues:
  Contract drilling                                  $189.1     $112.3
  Drilling management                                  84.5       92.7
  Oil and gas                                           6.3        3.7
  Elimination                                          (5.1)      (4.6)
                                                    ---------  --------
    Total revenues                                   $274.8     $204.1
                                                    =========  ========

Operating income:
  Contract drilling                                   $65.1      $25.6
  Drilling management                                   0.5        7.3
  Oil and gas                                           5.0        2.1
  Restructure costs                                      -        (5.2)
  Corporate expenses                                   (6.0)      (7.0)
                                                    --------   --------
    Total operating income                             64.6       22.8
Interest expense, net of interest income              (11.2)      (5.1)
                                                    --------   --------
    Income before income taxes                        $53.4      $17.7
                                                    ========   ========

Depreciation, depletion, and amortization
  included in operating income:
  Contract drilling                                   $31.6      $21.2
  Drilling management                                   0.1        0.1
  Oil and gas                                           0.6        1.3
  Corporate                                             0.4        0.8
                                                    ---------  --------
                                                      $32.7      $23.4
                                                    =========  ========

Average rig utilization rate                            89%        76%

Average dayrate                                     $71,100    $52,000

Turnkey wells drilled                                    21         29

Turnkey well completions                                  7          7
